Exhibit 99.1

Core-Mark Announces New Chief Financial Officer

South San Francisco, California – October 30, 2006 – Core-Mark Holding Company, Inc. (Nasdaq: CORE), announced today that Stacy Loretz-Congdon has been named Senior Vice President and Chief Financial Officer. Ms. Loretz-Congdon, age 47, who currently serves as Vice President, Treasurer and Assistant Secretary for Core-Mark, will take over the position effective December 1, 2006

Ms. Loretz-Congdon has worked for Core-Mark for sixteen years in various roles. She started with the company in 1990 and has advanced progressively within the organization in the accounting, financial planning and analysis, and treasury departments. Previous to joining Core-Mark, Ms. Loretz-Congdon worked as an auditor for Coopers & Lybrand. She is a certified public accountant and a member of the Financial Executives Institute. “I have the utmost confidence in Stacy’s ability to execute in this capacity for this company and she is extremely knowledgeable about the financial aspects of this company and this industry” said J Michael Walsh.

“The Company did an extensive search for potential candidates, and the Board and Management felt strongly that Ms. Loretz-Congdon was the best choice for the position” said Randolph Thornton, Chairman of the Board

As previously announced, James Wall plans to retire after his service as Chief Financial Officer for Core-Mark “Jim has been very helpful in establishing Core-Mark as a public company. We have been very fortunate to have Jim on our team and we will miss his leadership. The Core-Mark family wishes him all possible happiness in the future.” said J Michael Walsh, President and Chef Executive Officer.

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About Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 21,000 retail locations in 45 states and five Canadian provinces through 25 distribution centers, two of which Core-Mark operate as third party logistics providers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

Core-Mark Safe Harbor

This press release contains information constituting “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan”, “continue”, or other similar words. These forward-looking statements are based on the current plans, estimates and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the cigarette and consumable goods industry; adverse effect of legislation and other matters affecting the cigarette industry; increased competition in the distribution industry; our inability to retain and attract customers; the negative affects of product liability claims; failure of our suppliers to provide products; increases in fuel prices; the loss of key personnel or our inability to attract and retain new qualified personnel; currency exchange rate fluctuations; the negative effects of our reorganization on our customer, supplier and employee relationships; and our ability to successfully integrate acquisitions and realize anticipated benefits. See the “Risk Factors” section included in our Form 10-K, the “Factors That May Affect Future Results” section in our most recent Form 10-Q and all of the other information discussed in our filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that may affect our business.

These forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms Milton Gray Draper, Director of Investor Relations at 650-589-9445 X3027 or at mdraper@core-mark.com